Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(408,200)
Unrealized Gain (Loss) on Market Value of Futures	1,039,150
Dividend Income	125
Interest Income	88
ETF Transaction Fees	1,400
Total Income (Loss)	$632,563

Expenses
Investment Advisory Fee	$4,863
Brokerage Commissions	1,314
NYMEX License Fee	121
Non-interested Directors' Fees and Expenses	81
Prepaid Insurance Expense	36
Other Expenses	7,343
Total Expenses	13,758
Expense Waiver	(6,127)
Net Expenses	$7,631
Net Income (Loss)	$624,932

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$6,654,982
Additions (350,000 Units)	11,726,684
Net Income (Loss)	624,932

Net Asset Value End of Month	$19,006,598
Net Asset Value Per Unit (550,000 Units)	$34.56

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502